EXHIBIT 32.1

Certification of Principal Executive Officer

and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

In connection with the accompanying Annual Report on Form 10-K of Sunrise Telecom Incorporated for the year ended December 31, 2003, we, Paul Ker-Chin Chang, President and Chief Executive Officer and Paul A. Marshall, Acting Chief Financial Officer, respectively, of Sunrise Telecom Incorporated, hereby certify to the best of our knowledge, that:

(1)	such Form 10-K for the year ended December 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Form 10-K for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Sunrise Telecom Incorporated.

March 29, 2004	/s/ PAUL KER-CHIN CHANG

Date	Paul Ker-Chin Chang President and Chief Executive Officer (Principal Executive Officer)

March 29, 2004	/s/ PAUL A. MARSHALL

Date	Paul A. Marshall Acting Chief Financial Officer (Principal Financial Officer)